                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ______________________

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )
                            ______________________

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting  Material  Pursuant  to  Section  240.14a-11(c) or Section
    240.14a-12

                       PARACELSUS HEALTHCARE CORPORATION
                 (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                    PARACELSUS HEALTHCARE CORPORATION
                       515 W. GREENS ROAD, SUITE 800
                           HOUSTON, TEXAS 77067


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              _____________________

                            To Be Held May 28, 1997

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Paracelsus Healthcare Corporation will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, on Wednesday, May 28, 1997, at 10:00 a.m. Houston, Texas time, for the following purposes:

               1. To elect two Class I directors to serve for a term of three years;
               2. To ratify the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for 1997; and
               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 28, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting may be examined by any stockholder during the ten-day period preceding the meeting at the Company's executive offices located at 515
W. Greens Road, Suite 800, Houston, Texas 77067 during ordinary business hours.

     PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY to assure that your shares are voted and that a quorum will be present at the meeting. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the meeting and vote your shares in person or inform the Secretary of the Company in writing that you wish to revoke your proxy, your proxy will not be used.


                                             By order of the Board of Directors,

                                             /s/ Robert C. Joyner

                                             Robert C. Joyner
                                             Corporate Secretary

Houston, Texas
May 13, 1997

                    PARACELSUS HEALTHCARE CORPORATION
                      515 W. Greens Road, Suite 800
                          Houston, Texas 77067
                            _____________

          PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           _____________

                       To Be Held May  28, 1997

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Paracelsus Healthcare Corporation (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, on Wednesday May 28, 1997, at 10:00 a.m. Houston, Texas time, and any adjournment thereof, as set forth in the foregoing notice.

     This Proxy Statement, the accompanying proxy card and the Annual Report are being mailed to stockholders on or about May 13, 1997. The proxy, when properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted as therein specified. If no election is made, the persons designated as proxies in the accompanying proxy card will vote "FOR" the election of the nominees to the Board named herein and "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1997. The Board is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy on such matter in their own discretion.

     Proxies may be revoked at any time before they are exercised by delivering notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     Only holders of record of the Company's common stock, no stated par value ("Common Stock"), at the close of business on April 28, 1997, will be entitled to vote at the Annual Meeting. As of that date, there were 54,813,417 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. A majority of the shares of Common Stock entitled to vote, present in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting), will constitute a quorum for the Annual Meeting. There is no cumulative voting and there are no other voting securities of the Company outstanding.

     The cost of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has retained Georgeson & Company Inc., a professional solicitation firm, to assist in the soliciting of proxies from stockholders at a fee of $7.50 for each delivery plus $0.04 per set of material, but in no event to be less than $600, plus reimbursement for out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of Common Stock.

                                ELECTION OF DIRECTORS

     The Bylaws of the Company currently provide that there shall be nine members on the Board. Currently, the Board consists of six persons, two of whom are employees of the Company. As of the time of this Annual Meeting, the Board has not chosen nominees to replace two director positions which have become vacant since the last meeting of stockholders held in August 1996. As provided by the terms of the related merger agreements with Champion Healthcare Corporation ("Champion") in August 1996 (the "Merger"), the four members on the Board then serving continued, five specified new members were elected, and the Board was divided into three classes as described below.

     In accordance with the Bylaws of the Company, directors are divided into three classes composed as nearly as possible of an equal number of directors. Pursuant to a shareholder agreement between Park Hospital GmbH (the "Shareholder"), a wholly owned corporation of Dr. Manfred G. Krukemeyer, and the Company dated August 16, 1996 (the "Shareholder Agreement"), four members of the Board, consisting of one Class I director, one Class II director and two Class III directors, shall be designated by the Shareholder (the "Shareholder Directors") for nomination by the Board as each class is up for election. Pursuant to the Shareholder Agreement, three of the nine members are to be nominees who are neither Shareholder Nominees nor officers of the Company (the "Independent Directors") and the remaining two members may be directors who are neither Shareholder Directors nor Independent Directors (the "Management Directors"). The Company and Shareholder have agreed that the Class I directors, whose terms expire at the 1997 Annual Meeting, shall be comprised of two Independent Directors and one Shareholder Director; the Class II directors, whose terms expire at the 1998 Annual Meeting, shall be comprised of one Shareholder Director, one Management Director and one Independent Director; and the Class III directors, whose terms expire at the 1999 Annual Meeting, shall be comprised of two Shareholder Directors and one Management Director. The Shareholder has agreed to vote its Common Stock for those nominees nominated pursuant to the Shareholder Agreement. The size of the Board may be increased to include three additional Independent Directors if the beneficial ownership of Common Stock of the Shareholder falls below certain levels. Each director will hold office until a successor has been elected and qualified.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     The Board has nominated Messrs. James A. Conroy and L. Stanton Tuttle to serve as Class I directors for a three-year term expiring at the date of the Annual Meeting in 2000. Mr. Conroy currently serves as a Class I director. Each of the nominees has consented to serve if elected, but if either nominee becomes unable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board. The two positions on the Board for which there are no nominees are positions the Shareholder under the Shareholder Agreement has the right to nominate. The Shareholder has not, at this time, determined to make any such nominations. The accompanying proxy will not be voted to fill any director positions other than the two positions for whom the nominees are described herein.

     The following table sets forth certain information regarding the nominees, furnished to the Company by such persons. Under the Shareholder Agreement, both nominees will be Independent Directors.

                                                              DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                  SINCE    CLASS
----------------------------------------------------------    --------  -----
JAMES A. CONROY, age 36, has been a general partner of OGP     1996  	   I
Partner, L.P., the general  partner  of  Olympus Private
Placement Fund, L.P. ("Olympus"), since 1993 and  a Vice
President of Olympus from 1990 to 1993. Mr. Conroy is also
a general partner of OGP  II,  L.P.  and   OEF,  L.P.,  the
general partner of Olympus Growth Fund II, L.P. and Olympus
Executive Fund, L.P.,  respectively, since   1994. Olympus
invests   in  growth  companies,  acquisitions  and
restructurings  through  the purchase of  private  equity
and  equity-linked securities. From 1992 to August  1996,
Mr.  Conroy  served  as a director of Champion.  Mr.  Conroy also  has  served  as a director of Frontier  Vision Partners,
L.P. since 1995.

L. STANTON TUTTLE, age 56, has been President, Chief Executive N/A       I
Officer and Chairman of L.  Stanton  Tuttle  &  Associates,
a healthcare consulting firm, since 1995. From 1991 to 1994,
Mr. Tuttle  was President, CEO and Chairman of New Day of
America, Inc.  Prior thereto, he was President of American
Medical International, Inc. Psychiatric Co. from 1988  to 1990,
President  and CEO of National  Healthcare  Corp.  from  1986 to 1987, Senior  Vice  President  of Hospital  Corporation of
America and President  of  Hospital  Corporation  of America
Psychiatric Co. from 1983 to 1986.  From 1968 to 1985, Mr. Tuttle was employed in  senior  executive  positions  with various
healthcare companies, including Brookwood Health Services, Inc.
and ExtendiCare (which later became Humana).

STOCKHOLDER APPROVAL

     SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE ABOVE NOMINEES UNLESS AUTHORITY TO VOTE FOR ALL OR ANY NOMINEE IS WITHHELD. DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING. ABSTENTIONS ON THIS MATTER WILL BE COUNTED FOR QUORUM PURPOSES BUT NOT VOTED. BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE ELECTION OF DIRECTORS.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS CLASS I MEMBERS OF THE BOARD.

CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

     The following table sets forth certain information for those Class II and III directors who will continue to serve until the 1998 and 1999 Annual Meetings, respectively. Each director provided the information to the Company.

												   DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                   SINCE     CLASS
-----------------------------------------------------------    --------   -----
JAMES G. VANDEVENDER(1), age 49, has served as Executive Vice   1996      II
President and Chief  Financial Officer of the Company since
August 1996. From 1990 to 1996, he was Executive  Vice
President,  Chief  Financial Officer, Secretary and a director of Champion, which he co-founded. From 1987 to 1989, Mr.
VanDevender pursued private investments.  From 1981 to 1987, he was Senior Vice President of  Republic  Health  Corporation
("Republic"),  primarily  responsible  for acquisitions and
development, and held  other  senior management positions in the  areas  of  accounting and finance. Prior thereto,  he
was  employed  in various  management positions for four years by  Hospital  Affiliates International ("HAI").

CHRISTIAN A. LANGE(2), age 57, has been President of European   1983      II
Investors, Inc., since  1983  and  has  served  as Chairman
of the Board of European Investors Corporate Finance, Inc.
Prior to 1983, he was a senior executive of Friedrich Flick
Industrieverwaltung KgaA of  Dusseldorf,  Germany.  From  July
1983 to August 1996, Mr. Lange was a financial consultant to the Company.

DARYL J. WHITE(3), age 49, has been Chairman of Pinnacle        1996      II
Micro, Inc. since May 1996.  He  was  Senior Vice President,
Finance and Chief Financial Officer of Compaq Computer Corp.
("Compaq") from 1989 to 1996. He joined Compaq in 1983 as
Director of Information  Management  and was named Corporate
Controller in 1984, Vice President and Corporate Controller
in  1986  and  Vice President, Finance and Chief Financial
Officer in 1988. Mr. White is also a director of IMATION
Corporation.

DR. MANFRED G. KRUKEMEYER(4), age 35, a German medical doctor,  1981      III
has served as Chairman  of  the Board since the death of his father, Dr. Harmut Krukemeyer, the Company's founder  and
previous  Chairman of the Board, in 1994.  He was Vice Chairman
of the Board from 1983 until  1994. Dr. Krukemeyer is the
Chief Executive Officer and sole shareholder of Paracelsus
Klinik Osnabruck, which owns  and  operates  37 hospitals
ranging in size from 100  to  400  beds  in Germany, England and Switzerland.  Dr.  Krukemeyer  is  a  graduate  of  the
University  of  Vienna  School  of  Medicine and practiced
medicine in Europe before assuming full time business
responsibilities in 1992.


                                                              DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                   SINCE    CLASS
----------------------------------------------------------     -------   -----
CHARLES R. MILLER(5), age 58, has served  as  President and    1996      III
Chief Operating Officer of the Company since August 1996.
From 1990 to 1996, he was Chairman, President and Chief
Executive Officer of Champion,  which he co-founded. From
1987  to  1989, he co-owned and operated an acute care
hospital in  El  Paso, Texas, which  he  sold in 1988. From
1981 to 1986, he co-founded Republic and served as President and  director  until  his resignation as a result of his
election not to participate in a leveraged buy-out  of
Republic,  which  was then  the  fifth  largest  publicly-held hospital  management company. Prior thereto, he was employed in various management positions for seven years by HAI.

__________________
(1) Pursuant to the Shareholder Agreement, Mr. VanDevender is a Management Director. Under the terms of his employment agreement, Mr. VanDevender may terminate the agreement and receive agreed to benefits if he is not elected a member of the Board and to the Executive Committee.
(2) Under the Shareholder Agreement, Mr. Lange is a Shareholder
    Director.
(3) Under the Shareholder Agreement, Mr. White is an Independent
    Director.
(4) Under the Shareholder Agreement, Dr. Krukemeyer is a Shareholder
    Director.
(5) Pursuant to the Shareholder Agreement, Mr. Miller is a Management Director. Under the terms of his employment agreement, Mr. Miller may terminate the agreement and receive agreed to benefits if he is not elected a member of the Board and to the Executive Committee.

MEETINGS OF THE BOARD

     The Board met five times and acted by unanimous written consent nine times during 1996. All current members of the Board attended at least 75% of the combined total of the meetings of the Board and its committees on which they served.

COMMITTEES OF THE BOARD

     The  Company  has  four  standing  committees:   the   Executive Committee,
the Stock Option and Compensation Committee, the Audit Committee and the Finance and Strategic Planning Committee. The Company has no standing Nominating Committee. These committees were established effective August 13, 1996 with the exception of the Stock Option and Compensation Committee that was established in July 1996.

     The Executive Committee is composed of Messrs. Miller and VanDevender, with one vacant position to be filled at later date. The Committee is empowered to exercise all of the powers and authority of the Board permitted by law between meetings of the Board. The Executive Committee met three times and acted by unanimous written consent one time during 1996.

     The Audit Committee is composed of Messrs. Conroy and White, with one vacant position to be filled at a later date. The Committee is empowered, among other things, to (i) recommend to the Board the appointment of independent public accountants to the Board, (ii) review the scope of audits made by independent public accountants and the audit reports submitted by such accountants, (iii) review the scope and results of internal audits, overall accounting practices, accounting policies and accounting and financial controls and (iv) perform such other functions as may be necessary or appropriate for the efficient discharge of its duties. The Audit Committee met one time during 1996.

     The Finance and Strategic Planning Committee is composed of Mr. Lange, with two vacant positions to be filled at a later date. The Committee is empowered to supervise the financial and strategic planning of the Company. There was no meeting of the Finance and Strategic Planning Committee during 1996.

     The Stock  Option and Compensation Committee is composed of Dr. Krukemeyer,
Messrs.  Lange   and   White.   The  Committee  develops recommendations for
compensation and benefit levels for the executive officers and administers the Company's stock incentive plan. This Committee acted by unanimous written consent one time during 1996.

     On October 8, 1996, the Board appointed a Special Committee consisting of Messrs. Conroy and White and then director Michael D. Hofmann to supervise and direct the conduct of an inquiry assisted by outside legal counsel, regarding among other things, the Company's accounting and financial reporting practices and procedures for the periods prior to the quarter ended September 30, 1996. The Committee will be discharged of its duties by the Board upon completing all of its defined tasks. In March 1997, Mr. Hofmann resigned as a director of the Company, with the Special Committee having substantially completed its investigation.

     The Shareholder Agreement provides that each committee of the Board (other than the Audit and Stock Option and Compensation Committees) will contain that number of Shareholder Directors that is in the same proportion as there are Shareholder Directors on the Board. In addition, the Audit Committee shall be comprised solely of Independent Directors and the Stock Option and Compensation Committee shall be comprised of one non-employee Shareholder Director, one Independent Director and one additional non-employee director. At this time, certain of these requirements under the Shareholder Agreement have been waived.

COMPENSATION OF DIRECTORS

     Prior  to  August 16, 1996,   the  Company  did  not  compensate directors
for serving in that capacity, but reimbursed their out of pocket expenses for attending board meetings. Effective August 16, 1996, non-employee directors of the Company will each receive an annual fee of $30,000 and a fee of $2,500 for each meeting of the Board or any committee thereof attended, up to a maximum of $50,000 per year. Notwithstanding the foregoing, each member of the Special Committee also receives a fee of $35,000, $2,000 per
Special Committee meeting and is reimbursed for any out of pocket expenses. Directors of the Company who are also employees of the Company will not receive any additional compensation for their service as directors. All directors will be reimbursed for reasonable expenses incurred in the performance of their duties. Certain directors had services and consulting agreements with the Company during 1996. See "Executive Compensation - Employment, Services
and   Consulting Agreements" for a description of their 1996 compensation.

       Directors are also eligible to receive options to purchase shares of the Company's Common Stock under the 1996 Stock Incentive Plan (the "Incentive Plan"). During 1996, Mr. Lange was paid $750,000 and was granted an option to purchase 56,000 shares of the Company's Common Stock at $.01 per share
(the "Value Option"), which  is  fully  vested  and expires on   August  9,
2006, in exchange for the termination of outstanding awards under the Company's Phantom Equity Long-Term Incentive Plan (see "Phantom Equity Long -Term Incentive Plan"). The combined cash payment and grant of the Value Option were intended to have a value substantially equivalent to the accrued value of the canceled phantom stock appreciation rights and/or preferred stock units. See "Executive Compensation - Option Grants in Last Fiscal Year" for options granted to other employee directors of the Company.

       Effective August 16, 1996, the Company entered into indemnity and insurance coverage agreements with all then existing directors of the Company. See "Executive and Services Agreements" for information regarding indemnity and insurance coverage agreements entered into between the Company and certain executive officers.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 28, 1997, certain information concerning the shares of Common Stock beneficially owned by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the Company's Common Stock, (ii) each director and nominee as director of the Company, (iii) each "Named Executive" (see "Executive Compensation"), and (iv) all directors and executive officers of the Company as a group.

                                           AMOUNT AND NATURE OF
                                          BENEFICIAL OWNERSHIP    PERCENTAGE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER (1)        (2)(3)               CLASS (3)
 ---------------------------------------- ---------------------   -------------
                                                                                              Park Hospital GmbH
  AM Natruper Holz 69
  D-49076 Osnabruck
  Federal Republic of Germany             29,771,742 (4)          54.3%
 Dr. Manfred George Krukemeyer            29,771,742 (4)          54.3%
 Charles R. Miller                         1,075,025 (5)           1.9%
 James G. VanDevender                        630,000 (6)           1.1%
 James A. Conroy                           2,087,292 (7)           3.8%
 Christian A. Lange                           56,000 (8)            *
 Daryl J. White                                4,000                *
 L. Stanton Tuttle                                 -                -
 Ronald R. Patterson                         461,761 (9)            *
 Warren W. Wilkey                             25,333 (10)           *
 All directors and executive officers as
     a group (28 persons)                 34,851,059 (11)         61.1%

___________________________________

*    Percentage is less than 1% of the total outstanding shares of the Company.
(1)  The  address of each named director and officer is c/o Paracelsus
     Healthcare Corporation, 515 W. Greens Road, Suite 800, Houston, Texas
     77067.
(2)  Unless  otherwise  indicated,  such shares of Common Stock are owned directly with sole voting and investment power.
(3)  Includes   shares  issuable upon exercise of stock options or warrant  that are currently exercisable or that become exercisable within 60 days of
     April 28, 1997. Such shares, for the purpose of computing the percentage of outstanding common  stock,  are deemed owned by each named individual and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(4)  Park  Hospital GmbH, a German corporation wholly owned by Dr. Krukemeyer, is the record owner of such shares. Such amount  does  not  include shares owned by Messrs. Miller and VanDevender  which are subject to a voting agreement with Park Hospital  GmbH  to vote with Park GmbH, and to sell their shares in accordance with,  for certain acquisition proposals described in the Shareholder Agreement.
(5)  Includes 547,876 shares issuable upon exercise of options that are currently exercisable.

(6) Includes 530,000 shares issuable upon exercise of options that are currently exercisable.
(7) Mr. Conroy is a general partner of Olympus Private Placement Fund, L.P and Olympus Executive Fund, L.P. (collectively, "Olympus") and disclaims beneficial ownership of 2,077,292 shares and 10,000 shares of the Company's Common Stock owned by these funds, respectively. OGP Partners, L.P., James A. Conroy and Robert S. Morris may be deemed to beneficially own the shares of the Company's Common Stock beneficially owned by Olympus.
(8) Includes 56,000 shares issuable upon exercise of options that are currently exercisable.
(9) Includes 450,690 shares issuable upon exercise of options that are currently exercisable.
(10) Includes 13,333 shares issuable upon exercise of options that are currently exercisable.
(11) Includes 2,183,932 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 28, 1997.

     The Shareholder Agreement provides that the Shareholder may not acquire 66 2/3% or more of the outstanding Common Stock except under circumstances designed to insure a fair price is paid. If the Board determines to support a proposal to acquire the Company by a third party, the Shareholder has the first right to make a similar offer on substantially equivalent terms. If the Shareholder fails to make such an offer, then the Shareholder must vote for or sell its Common Stock in support of such approved acquisition proposal.

                              EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to the Company's Chief Executive Officer and four most highly compensated executive officers whose total annual salary and bonus for 1996 exceeded $100,000 (the "Named Executives") with respect to all services rendered to the Company during the calendar years indicated.

                               SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM COMPENSATION
                                                                                ----------------------
                                             ANNUAL COMPENSATION                AWARDS      PAYOUTS
                                ---------------------------------------        ----------   ---------
                                                              OTHER                                           ALL
                                                             ANNUAL            SECURITIES                   OTHER
                                                             COMP-              UNDERLYING    LTIP         COMPEN-
NAME AND PRINCIPAL               SALARY         BONUS      ENSATION              OPTIONS     PAYOUTS       SATION
    POSITION(a)       YEAR         ($)            ($)         ($)                 (#)(e)       ($)         ($)(g)
------------------    ----      ---------    ----------    ------------        ----------    ------------ ---------
R.J. Messenger (b)   1996      $ 716,715     $  627,046   $ 429,651(d)         2,000,000     $6,920,858(f)$  42,152
  Vice Chairman &    1995        686,433      3,970,041      88,370(d)             -            895,134      10,860
  Chief Executive    1994        588,726        518,218      94,684(d)             -            457,246       7,288
  Officer

Charles R. Miller    1996        187,500      1,492,188(c)       -             1,547,876            -           -
  President &        1995           -              -             -                -                 -           -
  Chief Operating    1994           -              -             -                -                 -           -
  Officer

James G. VanDevender 1996        131,250        911,875(c)       -             1,070,000            -           -
  Executive Vice     1995           -              -             -                -                 -           -
  President          1994           -              -             -                -                 -           -
  &Chief Financial
  Officer

Ronald R. Patterson  1996        131,250        661,875(c)       -               690,690            -           563
  Executive Vice     1995           -              -             -                -                 -           -
  President          1994           -              -             -                -                 -           -
  & President,
  Healthcare
  Operations

Warren W. Wilkey     1996         84,375        377,755(c)       -                20,000            -           563
  Senior Vice        1995           -              -             -                -                 -            -
  President,         1994           -              -             -                -                 -            -
  Operations

    ___________________________

(a)   Except for Mr. Messenger, the latter four Named  Executives  are  former
      Champion  executives  who  became employees  of  the  Company  effective
      August 16, 1996, the consummation date of the merger with Champion.
      Salaries reflect amounts paid for the period  from August 16, 1996 to
      December 31, 1996 except with respect to Mr. Messenger.
(b)   Effective  April  14, 1997, Mr. Messenger ceased to be Chief Executive
      Officer and director of the Company.See "Employment and  Services
      Agreements."  Amounts  shown  for 1995 and 1994 represent amounts earned for fiscal years ended September 30, 1995 and 1994, respectively.
      Effective September 1996, the Company changed its fiscal year from
      September 30 to December 31. Accordingly,  amounts  shown  for  1996 represent amounts earned for calendar year ended December 31, 1996.
(c)   Bonus  amounts of $1.2 million, $750,000, $500,000 and $280,000 for
      Messrs. Miller, VanDevender,  Patterson and Wilkey,  respectively, were made in exchange for Messrs. Miller, VanDevender and Patterson surrendering certain severance rights under the Change of Control provisions in their Champion employment agreements and as a special merger bonus to Mr. Wilkey.

(d) Represents accrued vacation payment of $405,369 in 1996 and perquisites and personal benefits, including, among other things, club dues in the amounts of $21,532, $20,199 and $43,767 in 1996, 1995 and 1994,
      respectively, and automobile-related expenses of $2,750 and $35,408 in 1996 and 1995, respectively.
(e) Includes Champion stock options assumed pursuant to the terms of the Merger.
(f) Includes payment of $6,881,000 in settlement of the awards outstanding under the Company's Phantom Equity Long-Term Incentive Plan that was terminated effective August 16, 1996 upon the merger with Champion.
(g) Represents life insurance premiums and matching contributions by the Company under its Employee Retirement Savings 401(k) Plan.

     The following table summarizes stock option grants made during 1996 to the Named Executives and the potential realizable values of the option, based on certain assumptions. Except for the Champion options which were assumed pursuant to the terms of the Merger, all options were granted in August 1996 under the Company's 1996 Stock Incentive Plan. The Company has no outstanding stock appreciation rights.

                              OPTION GRANTS IN LAST FISCAL YEAR

                         NUMBER OF                                                    MARKET
                         SECURITIES             % OF TOTAL                            PRICE                     GRANT
                         UNDERLYING               OPTIONS                               ON                       DATE
                          OPTIONS               GRANTED TO          EXERCISE           DATE                     PRESENT
                          GRANTED             EMPLOYEES IN           PRICE              OF        EXPIRATION     VALUE
      NAME*                 (#)                FISCAL YEAR         ($/SHARE)           GRANT         DATE       ($)(e)
----------------------   ----------           -------------        ---------          ------    ------------- ----------
R. Messenger (a)         1,000,000(b)            14.6%             $  0.01            $ 8.50    08/09/2006    $8,490,000
                         1,000,000(c)            14.6%                8.50              8.50    08/09/2006     3,860,000
                         ----------              -----                                                         ---------
                         2,000,000               29.2%                                                        12,350,000

C. Miller                  336,000(b)             4.9%                0.01              8.50    08/09/2006     2,852,640
                         1,000,000(c)            14.6%                8.50              8.50    08/09/2006     3,860,000
                           108,000(d)             1.6%                1.00              8.50    12/31/2000       833,760
                            90,000(d)             1.3%                5.33              8.50    05/27/2002       456,300
                            13,876(d)             0.2%                9.00              8.50    01/05/2004        51,341
                         ----------              ----                                                           --------
                         1,547,876               22.6%                                                         8,054,041

J. VanDevender             180,000(b)             2.6%                0.01              8.50    08/09/2006     1,528,200
                           540,000(c)             7.9%                8.50              8.50    08/09/2006     2,084,400
                            72,000(d)             1.1%                1.00              8.50    12/31/2000       555,840
                            30,000(d)             0.4%                4.00              8.50    01/31/2002       172,200
                           120,000(d)             1.7%                5.33              8.50    05/27/2002       608,400
                           128,000(d)             1.9%                9.00              8.50    01/05/2004       473,600
                          ---------               ----                                                          --------
                         1,070,000               15.6%                                                         5,422,640

R. Patterson               180,000(b)             2.6%                0.01              8.50    08/09/2006     1,528,200
                           240,000(c)             3.5%                8.50              8.50    08/09/2006       926,400
                            60,000(d)             0.9%                4.00              8.50    01/01/2002       344,400
                            60,000(d)             0.9%                5.33              8.50    05/27/2002       304,200
                           150,690(d)             2.2%                9.00              8.50    01/05/2004       557,553
                           -------              -----                                                            -------
                           690,690               10.1%                                                         3,660,753

W. Wilkey                   20,000(d)             0.3%                9.00              8.50    01/16/2005        74,000

________________________

*    In  an  event  of  a  Change  in  Control, as defined in the employment agreements of certain Named Executives, options will become fully vested.
(a)  Effective April 14, 1997, Mr. Messenger  ceased  to  be  Chief  Executive
     Officer   and  director  of  the  Company.  See  "Employment  and  Services
     Agreements."
(b)  Options have  a  ten-year  term and are fully vested on the date of grant
     ("Value Options). Option to purchase  513,000  shares  was  granted  to Mr.
     Messenger  in  settlement  of  the  awards  outstanding under the  canceled
     Phantom Equity Long-Term Incentive Plan.
(c)  Options have a ten-year term and are excercisable  in  25%  increments on
     August  9,  commencing  on August 9, 1997, with full  vesting occurring  on
     August 9, 2000 ("Market Options").
(d)  Represent Champion stock  options  assumed  pursuant  to  the terms of the
     Merger.  The term of such options and their exercise prices   remained  the
     same as with  Champion.   All  options  are fully vested at the date of the
     Merger,  except for options with an exercise  price  of  $9.00,  which  are exercisable in 1/3 increments on each anniversary date of the original date of grant.
(e)  The fair  value  for  these options was estimated at the date of grant or the assumption date using  a  Black-Scholes  option  pricing model with the following weighted-average assumptions: risk-free interest  rate  of 6.25%, dividend yield of 0%, volatility factor of the expected market price of the
     Company's  stock  of  49.2%,  and  a  weighted-average expected life of the option of 4 years. There can be no assurance  that  the  hypothetical grant date  present  values  of  the  options  reflected  in this table  will  be realized.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR OPTION VALUES

     No options were exercised by the Named Executives during 1996. The following table sets forth the number of shares covered by unexercised options held by the Named Executives and their value at December 31, 1996.

                                                 NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED IN-THE-MONEY
                                                 OPTIONS AT FY-END (#)                    OPTIONS AT FY-END($)(a)
                                           ---------------------------------------  ---------------------------------
               NAME                          EXERCISABLE         UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
---------------------------------------    --------------       --------------      -------------      -------------
R. J. Messenger (b)                       1,000,000              1,000,000          $3,615,000         $      -
Charles R. Miller                           543,250              1,004,626           1,498,140                -
James G. VanDevender                        487,333                582,667             839,700                -
Ronald R. Patterson                         400,460                290,230             650,700                -
Warren W. Wilkey                              6,666                 13,334                 -             -

____________________

(a) Market  value  of  underlying securities at December 31, 1996 minus the option exercise price times  the  number of unexercised options at December
    31, 1996.
(b) Effective April 14, 1997, Mr. Messenger  ceased  to  be  Chief  Executive
    Officer   and  director  of  the  Company.  See  "Employment  and  Services
    Agreements."

	The following table sets forth benefits payable to the Named Executives under the Company's Supplemental Executive Retirement Plan (the "SERP"). Amounts shown represent the annual benefits to which the Named Executives would be entitled under the SERP (assuming payment in the form of single life annuity), but do not reflect an offset with respect to certain Social Security benefits.

                              PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                    --------------------------------------------------------------------------------
   AVERAGE ANNUAL
   COMPENSATION                        5                                 10                            15
  ---------------                    ------                            -------                   ----------
   100,000                            18,350                            36,700                      55,050
   125,000                            22,938                            45,875                      68,813
   150,000                            27,525                            55,050                      82,575
   175,000                            32,113                            64,225                      96,338
   200,000                            36,700                            73,400                     110,100
   225,000                            41,228                            85,575                     123,863
   250,000                            45,875                            91,750                     137,625
   300,000                            55,050                           110,100                     165,150
   400,000                            73,400                           146,800                     220,200
   500,000                            91,750                           183,500                     275,250
   600,000                           110,100                           220,200                     330,300
   700,000                           128,450                           256,900                     385,350
   700,000                           146,800                           293,600                     440,400

     SERP benefits  are determined, subject to certain vesting requirements, as
(i) the product of (x) number of years of service with the Company, (y) 3.67% for officer participants (2.33% for non-officer participants) and (z) average earnings for the final 36 months of employment (final 60 months of employment for non-officer participants), less (ii) a percentage of the participating officer's Social Security benefits. SERP benefits generally accrue and vest ratably over a 15-year period. In the event of a Change in Control, as defined in the plan document, all benefits become fully vested. Messrs. Miller, VanDevender, and Patterson each has 6, 6 and 4 years of credited service, respectively, under the SERP. Mr. Wilkey does not participate in the SERP. Mr. Messenger had approximately 15 years of credited service when he ceased to be Chief Executive Officer and director effective April 14, 1997.

EXECUTIVE OFFICER PERFORMANCE BONUS PLAN

       The Executive Officer Performance Bonus Plan (the "Bonus Plan") is designed to reward executive officers of the Company for achieving corporate performance objectives. The Bonus Plan is intended to provide an incentive for superior work and to motivate participating officers toward higher achievement and business results, to link their goals and interests more closely with those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Bonus Plan is administered by the Stock Option and Compensation Committee, which each year, beginning as of January 1, 1997 and on each January 1 thereafter, will select the officers of the Company who will be eligible to receive awards under the Bonus Plan. Upon achievement by the Company of certain targeted operating results or other performance goals, such as operating income, pre-tax income or earnings per share, the Company will pay performance bonuses, the aggregate amounts of which will be determined annually based upon an objective formula. The Company is also a party to an employment agreement with certain executives, which provides for the payment of certain minimum bonuses upon the achievement of targeted
<PAGE 17>

performance criteria under the Bonus Plan. See "Employment and Services Agreements."

EMPLOYEE RETIREMENT SAVINGS 401(K) PLAN

     The Company has a defined contribution 401(k) retirement plan covering all eligible employees at its hospitals and the corporate office. During 1996, participants could contribute up to 20% of pretax compensation, not exceeding a limit set annually by the Internal Revenue Service. The Company matched $.50 for each $1.00 of employee contributions up to 4% of employees' gross pay but did not elect to make additional discretionary contributions. Effective April 1, 1997, the participants' and the Company's matching contribution rates were changed to 15% and $.25 for each $1.00 of employee contributions up to 6% of employees' gross pay, respectively. The Company may make additional discretionary contributions.

PHANTOM EQUITY LONG-TERM INCENTIVE PLAN

     Effective August 16, 1996, the Company terminated the Phantom Equity Long-Term Incentive Plan pursuant to which it had previously granted certain executives phantom stock appreciation rights (the "PSARs") and/or preferred stock units (the "PSUs"). Such PSARs and PSUs were canceled in exchange for the grant of Value Options to purchase a specified number of shares of Common Stock and the payment of a lump sum amount in cash which, in the aggregate, approximated the accrued value of the PSARs and/or PSUs. See "Executive Compensation - Summary Compensation Table and Option Grants in Last Fiscal Year." The Company did not grant any PSARs of PSUs during the 1996 calendar year.

EMPLOYMENT AND SERVICES AGREEMENT

     Effective August 16, 1996, the Company is a party to employment agreements with Messrs. Miller, VanDevender and Patterson, providing for initial base salaries of $500,000, $350,000 and $350,000 and minimum annual bonuses as a percentage of base salary of 85%, 70% and 70%, respectively, upon attainment of targeted strategic, business and financial goals under the Company's Executive Officer Performance Bonus Plan. When Mr. Messenger ceased to be Chief Executive Officer and director in April 1997, the Company had an employment agreement with him providing for an initial base salary of $750,000 and a minimum annual bonus of 100% of base salary. The agreements further provide for such
officers to participate in the   employee benefit and fringe benefit plans of
the Company that are generally available to the executives  of  the  Company,
including  participation  in  the  Company's Supplemental   Executive
Retirement Plan ("SERP") and life and long-term disability insurance coverage. Mr. Messenger also received a car, a personal liability insurance policy in the face amount of not less than $10 million and reimbursement of
club  membership  dues.  In   addition,  pursuant  to  their respective
agreements, Messrs. Messenger, Miller, VanDevender and Patterson received Value Options to purchase 1.0 million, 336,000, 180,000 and 180,000 shares of Common Stock and Market Options to purchase 1.0 million, 1.0 million, 540,000 and 240,000 shares of Common Stock, respectively (see Executive Compensation - Option Grants in Last Fiscal Year).

     Each of the employment agreements of Messrs. Messenger, Miller and VanDevender has an initial term of five years, renewable automatically upon expiration of its initial term and any subsequent five-year term. Mr.

Patterson's employment agreement has an initial term of three years, renewable automatically one time only for three additional years. Each agreement is renewable for the specified terms unless the Company or each individual gives 12 months prior notice that such agreement will not be renewed. The employment of Messrs. Messenger, Miller and VanDevender cannot be terminated by the Company without the prior approval of 80% of the Board and 2/3 of the Independent Directors.

     Upon termination of the above employment by the Company without Cause or by such officer for Good Reason, each as defined in his employment agreement, such officer's outstanding options will immediately vest and become exercisable. Additionally, such officer will be entitled to receive a lump sum payment equal to the greater of (x) his current base salary and annual target bonus payable over the remaining term of employment or (y) three times (2.5 times for Mr. Patterson) his current annual salary plus annual target bonus, in addition to an amount sufficient to offset the effect of any excise and other taxes by reason of Section 4999 of the Internal Revenue Code. In an event of a Change in Control, as defined in the employment agreements, each such officer may terminate his employment without Good Reason within a 12-month period following such event and receive the benefits described above that are otherwise payable upon termination of his employment with Good Reason.

     In connection with the commencement of their employment with the Company, Messrs. Miller, VanDevender and Patterson received bonuses of $1.2 million, $750,000 and $500,000, respectively. These bonus payments were made in exchange for these executives surrendering certain severance rights under the Change of Control provisions of their Champion employment agreements, which if exercised, would have allowed each affected executive to leave the employ of the Company and receive severance payments greater than the amount of bonus payment received. Each also received credit for eligibility, vesting and benefit accrual purposes under the SERP for their prior service with Champion.

     Effective April 14, 1997, Mr. Messenger ceased to be Chief Executive Officer and director of the Company. At that time, he and the Company entered into an agreement in which both parties fully reserved their rights, claims and defenses, including those under existing agreements such as Mr. Messenger's employment agreement and the SERP, while they attempt to negotiate a resolution of all issues between them. In the April 1997 agreement, the Company agreed to continue to provide certain health and life insurance benefits to Mr. Messenger and, pursuant to an indemnity and insurance coverage agreement with him, to continue to advance his reasonable defense costs in connection with litigation, investigations and other proceedings, subject to his undertaking to repay them in certain circumstances.

     In addition to the agreement entered into with Mr. Messenger, the Company entered into indemnity and insurance coverage agreements, effective August 16, 1996, with Messrs. Miller, VanDevender, Patterson and Wilkey, certain other officers of the Company, and former Chief Financial Officer James T. Rush, to advance reasonable defense costs in connection with litigation, investigations and other proceedings, subject to their undertakings to repay such costs in certain circumstances.

     Effective August 16, 1996, the Company became a party to a services agreement with Dr. Krukemeyer, pursuant to which Dr. Krukemeyer will provide management and strategic advisory services to the Company for a consulting fee of $1.0 million per year, for a term not to exceed ten years. Effective April 14, 1997, the annual consulting fee to be paid to Dr. Krukemeyer was reduced to

$250,000 until all obligations of the Company under its senior bank credit agreement have been satisfied. Payments of $375,000 were made to Dr. Krukemeyer during 1996 under the services agreement. The services agreement may be terminated only by mutual consent of the parties. The Company is also a party to an insurance agreement which provides insurance benefits to Dr. Krukemeyer in the event of his death or permanent disability, in an amount equal to $1.0 million per year during the 10-year term of such agreement.

     Additionally, the Company was a party to a consulting agreement with Mr. Lange for serving as a financial consultant to the Company. Under such agreement, Mr. Lange was paid $125,000 during 1996. The agreement was terminated on August 16, 1996, upon the consummation of the merger with Champion, pursuant to which $125,000 was paid to Mr. Lange during 1996. The Company was also a party to a consulting agreement with Mr. Rush, the Chief Financial Officer of the Company prior to its merger with Champion, providing for an annual consulting fee of $200,000. Such agreement was terminated in April 1997 pursuant to an agreement under which both parties fully reserve their rights, claims and defenses.

COMPENSATION  COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to July 1996, the Company did not have a formal compensation committee. Dr. Krukemeyer and Mr. Messenger each participated in deliberations of the Board concerning executive officer compensation. Effective in July 1996, the Stock Option and Compensation Committee was comprised of Dr. Krukemeyer, Mr. Lange and a former director. Effective in January 1997, Mr. Daryl White is now a member of this committee.

  STOCK OPTION AND COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee (the "Compensation Committee") was established in July 1996 and is responsible for determining compensation and benefit levels for executive officers and administrating the Stock Incentive Plan. Its recommendations are subject to approval by the Board of Directors of the Company. Prior to July 1996, there was no Compensation
Committee at Paracelsus. Post Merger compensation, bonus and incentive arrangements were negotiated as part of the overall Merger terms and approved by both companies. Effective January 1997, Daryl White was added to the Compensation Committee. Accordingly, he did not participate in setting compensation levels for executive officers during 1996.

COMPENSATION PHILOSOPHY

     The Board of Directors and the Compensation Committee set the Company's executive officer compensation program to meet the following objectives:

(i) To target executive compensation at a level sufficient to attract, motivate and retain superior executive talent;
(ii) To motivate executives to advance stockholder interests with compensation plans that are tied to the Company's operating performance and achievement of strategic objectives;



(iii) To provide a compensation package that balances individual contributions with overall business results and is competitive within the healthcare industry; and
(iv) To align the interests of the Company's employees with those of stockholders through potential stock ownership.

	Accordingly, the Company has adopted a compensation program consisting of base salary, bonus and long-term incentive compensation, mainly through stock-based incentive awards. The Company, through its Compensation Committee, attempts to offer an overall compensation program which is competitive with comparable executive positions in similar-sized publicly traded healthcare companies. This may be determined by either a formal study by a consulting firm recognized in the field of executive compensation and/or by a review of information which may be publicly available on such companies such as proxy statements, annual reports and similar information. The Company may also take into consideration any special qualitative or quantitative objectives which may be unique to the Company's circumstances or performance in terms of structuring either annual base salary or annual bonus plans for its executives. Executive compensation is further aligned to stockholder value through stock-based incentives awards such as stock option grants by providing executives with an appropriate level of ownership interest in the Company and the opportunity to participate with stockholders in the value derived from appreciation in the price of the Company's stock.

EXECUTIVE COMPENSATION PROGRAM

     Effective August 16, 1996, the Company increased the Named Executives' pay levels in effect prior to the Merger. The new salary levels were deemed appropriate based on comparisons to comparable executive positions in similar-sized peer group companies as reflected in a study conducted by a nationally recognized healthcare compensation consulting firm, adjusted for inflationary increases, that had been previously commissioned by the former Champion organization in developing the 1996 compensation program for its executives. Similar guidelines and structure were used in developing compensation levels for other executive officers of the Company.

     BASE SALARY - Salaries are reviewed on an annual basis and may be adjusted at that time based on the Compensation Committee's subjective assessment of individual performance and contribution to the Company during the preceding fiscal year, level of responsibility and competitive pay level of a comparable position at similar organizations.

     BONUS - Bonus payments to executives are predicated on the Company's success in achieving certain strategic, business and financial goals as well as other specific objectives set forth for such individuals at the beginning of each performance period. Targeted bonuses, calculated as a percentage of base salary, range from 30% for vice presidents to 100% for the Chief Executive Officer, if all performance goals are met. Pursuant to the terms of the Merger, Mr. Messenger received cash bonuses for the year ended September 30, 1996 as if the maximum performance thereunder had been satisfied. Messrs. Miller, VanDevender and Patterson, all former Champion executives, received pro-rated bonuses for the nine months ended September 30, 1996 based on the attainment of Champion's targeted performance goals from January 1, 1996 to August 16, 1996. Additionally, in connection with the commencement of their employment with the Company, Messrs. Miller, VanDevender and Patterson received bonuses of $1.2 million, $750,000 and $500,000, respectively. The bonus payments were made in exchange for these executives surrendering certain severance rights under the Change of Control provision of their Champion employment agreements, which if exercised, would have allowed each affected executive to leave the employ of the Company and receive severance payments greater than the amount of bonus payment received. A new Executive Officer Performance Bonus Plan, which replaced the previous bonus plan, was adopted on August 16, 1996. All executive officers are eligible to participate in such plan effective January 1, 1997. Accordingly, no bonus had been paid to the executive officers for the three months ended December 31, 1996. Reference is made to the information included under "Executive Compensation - Executive Officer Performance Bonus Plan" in the Proxy Statement for additional information regarding such plan.

	LONG-TERM INCENTIVES - The Company provides long-term incentives to its executives through the Stock Incentive Plan. This plan replaced the Phantom Equity Long-Term Incentive Plan ("Phantom Equity Plan") in effect before August
1996.  Reference  is  made   to   the  information  included  under  "Executive
Compensation - Phantom Equity Long Term Incentive Plan" in the Proxy Statement for additional information regarding such plan. Through the ability to offer stock-incentive awards such as stock options, restricted stock, performance shares, stock appreciation rights and deferred stock, the Company offers the executives the right to obtain an ownership interest in the Company which is of value only if the share price increases, with the naturally resulting benefit to stockholder value. Stock option awards are based on the Company's subjective assessment of each executive's previous and anticipated future contribution to the Company and the amount and terms of options already held by the executive. Stock awards, including all terms such as exercise price and vesting schedule, are determined by the Compensation Committee. Effective with the Merger cash payments were made and Value Options were granted on a one-time basis to certain executives in settlement of the awards outstanding under the Phantom Equity Plan. Under their employment agreements and in recognition of their efforts in effecting the Merger, Market Options and Value Options were granted to certain Named Executives. See "Executive Compensation - Option Grants in Last Fiscal Year." Pursuant to the terms of the Merger, the Company also assumed with the same basic terms, all outstanding stock options under the various option plans of Champion.

     Executive officers may also participate in the Company's 401(k) retirement plan, which includes both employee and employer contributions. In addition, certain selected executives may participate in a Supplemental Executive
Retirement Plan. See "Executive Compensation - Supplemental Executive Retirement Plan."

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Messenger's compensation was based on those criteria described above for all executive officers pursuant to the Company's executive compensation philosophy and policies.

     Prior to the consummation of the Merger, Mr. Messenger automatically received a 10% annual increase in salary and a bonus participation ranging from 40% to 90% of his annual base salary, based on the attainment of certain performance measures, in accordance with the terms of his previous employment agreement. Effective August 16, 1996, the Company increased Mr. Messenger's annual salary from $696,717 to $750,000. During 1996, pursuant to the terms of the Merger, Mr. Messenger received a bonus of $627,046, which was determined as if all performance goals thereunder had been satisfied at maximum for the year ended September 30, 1996.

     To provide Mr. Messenger with an added incentive to increase long-term stockholder value, pursuant to his Employment Contract the Company granted him a Value Option to purchase 487,000 shares and a Market Option to purchase an additional 1.0 million shares at the time of the Merger. Mr. Messenger also received a cash payment of $6,881,000 and a Value Option to purchase 513,000 shares in settlement of the awards outstanding under the Company's Phantom Equity Plan, which was discontinued effective with the Merger.

     Mr. Messenger ceased to be Vice-Chairman, Chief Executive Officer and a director of the Company effective April 14, 1997 and is no longer in the employ of the Company. See "Employment and Services Agreement." The Company has not designated a new Chief Executive Officer.

                                        Stock Option and Compensation Committee

                                        /s/ Dr. Manfred George Krukemeyer
                                        /s/ Christian A. Lange

                                        Dr. Manfred George Krukemeyer
                                        Mr. Christian A. Lange



STOCK PRICE PERFORMANCE GRAPH

     The following graph demonstrates comparison of cumulative stockholder returns, on a dividend basis, for the Company, the companies on the Standard & Poor's ("S&P") 500 Stock Index and the companies on the S&P Healthcare Sector, commencing on August 16, 1996, the first day the Company's Common Stock was publicly traded.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
                         AMONG PARACELSUS HEALTHCARE CORPORATION*,
                             THE S&P 500 STOCK INDEX AND
                           THE S&P HEALTHCARE SECTOR INDEX

                                (Graph appears here)


                                         SEPTEMBER             DECEMBER
                                           1996                  1996
                                         ----------             --------
Paracelsus Healthcare Corporation.       $100                   $   41
S&P 500 Stock Index                      $100                      117
S&P Healthcare Sector Index              $100                      118

* Assumes $100 invested on August 16, 1996 in the Company's Common Stock and on July 31, 1996 for the indices presented.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, the report of the Stock Option and Compensation Committee and the performance graph included in this Proxy Statement shall not be incorporated by reference into any such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 1996, Mr. G. Wayne McAlister, Vice President of the Company, inadvertently failed to report on a timely basis the acquisition of 6,200 shares of the Company's Common Stock. This transaction was reported on Form 5 filed on February 14, 1997.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 1996, the Company paid Dr. Krukemeyer, the former sole shareholder of the Company, dividends of $24.9 million. The Company also paid accrued interest of $104,000 to Dr. Krukemeyer in connection with the dividend paid in August 1996, pursuant to the terms of the Merger agreement. After receipt of the dividend in August 1996 and pursuant to a related agreement, Dr. Krukemeyer paid approximately $3.0 million plus accrued interest in full satisfaction of the amount outstanding under a $3.2 million note bearing 8% interest payable to the Company. Additionally, Dr. Krukemeyer loaned the Company $7.2 million in the form of a $7.2 million 6.51% subordinated note from the Company, payable in the annual amount of $1.0 million over a term of 10 years. No principal and interest had been paid as of December 31, 1996. Effective April 14, 1997, pursuant to the terms of an amendment to the Company's senior bank credit agreement, Dr. Krukemeyer waived his right to receive principal payments under the note until all obligations of the Company under such credit agreement have been satisfied.

     In August 1994, Dr. Krukemeyer and Internationale, Nederlanden (U.S.) Capital Corporation ("INCC") entered into certain arrangements relating to the extension of credit by INCC to Dr. Krukemeyer. In connection with such extension of credit to Dr. Krukemeyer, the Company entered into certain agreements with INCC whereby the Company agreed to pay Dr. Krukemeyer, to the extent permitted by the provisions of certain senior debt of the Company, (i) transfer payments, such as dividends and know-how payments in an amount equal to the consolidated net income of the Company on a quarterly basis and (ii) salary and bonus payments equal to a minimum of $2.0 million per year. The $10.5 million outstanding under this loan was repaid in full contemporaneously with the dividend payment referred to above and the Company is no longer obligated to make such payments to Dr. Krukemeyer.

     Prior to the consummation of the merger with Champion, the Company was a party to an Amended and Restated Know-how Contract with Paracelsus Klinik, a sole proprietorship owned by Dr. Krukemeyer, which provided for the transfer of specified know-how to the Company for an annual payment of the lesser of $400,000 or 0.75% of Paracelsus' net operating revenue, as defined in the Know-how Contract. Such contract was terminated in August 1996. Payment of $250,000 was made to Paracelsus Klinik during 1996.

     The Shareholder, which is wholly owned by Dr. Krukemeyer, and certain former Champion investors, including an associated entity of Mr. Conroy, have contractual rights to participate in the filing of registration statements by the Company with the Securities and Exchange Commission.

     Effective with the consummation of the Merger on August 16, 1996, Dr. Krukemeyer and the Company entered into a Non-Compete Agreement that generally provides Dr. Krukemeyer to not directly or indirectly compete with the Company for so long as the Shareholder Agreement is in effect.

     Messrs. Miller and VanDevender and Park Hospital GmbH (the "Shareholder") executed a voting agreement effective August 16, 1996 whereby Messrs. Miller and VanDevender agreed to vote their Common Stock with the Shareholder, as the Shareholder votes or is required to vote, in connection with certain acquisition proposals specified in the Shareholder Agreement. Furthermore, Messrs. Miller and VanDevender are required to sell their Common stock according to such acquisition proposals.

                        RATIFICATION OF  INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1981. The Board has selected Ernst & Young LLP as the Company's independent auditors for 1997 and request the stockholders to ratify such selection. Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting to respond to any appropriate questions and to make a statement if they so desire.

STOCKHOLDER APPROVAL

     SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR 1997. THE RATIFICATION MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING. ABSTENTIONS ON THIS MATTER WILL BE COUNTED FOR QUORUM PURPOSES BUT NOT VOTED. BROKER NON-VOTES WILL HAVE NO EFFECT ON ITS OUTCOME. IF A MAJORITY OF STOCKHOLDERS VOTING AT THE ANNUAL MEETING SHOULD NOT APPROVE THIS PROPOSAL, THE SELECTION OF INDEPENDENT AUDITORS MAY BE RECONSIDERED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                         TRANSACTION OF OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. However, if any such other business is properly presented for action, the persons named in the accompanying form of proxy will vote the shares represented thereby in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting and included in the proxy materials for such meeting must be received by the Company by no later than January 10, 1998. Otherwise, the Bylaws of the Company provide that only stockholder proposals containing the information required by the Bylaws and delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting will be considered at the Annual Meeting.

                                       By order of the Board  of Directors
                                                  /s/ Charles R. Miller

                                                  CHARLES R. MILLER
Date: May 10, 1997                                President and
                                                  Chief Operating Officer

THE COMPANY'S ANNUAL REPORT FOR 1996 INCLUDES AS A PART THEREOF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UPON WRITTEN REQUEST AND THE PAYMENT OF A PER PAGE FEE OF $0.20, THE COMPANY WILL FURNISH STOCKHOLDERS OF RECORD ON APRIL 28, 1997, AND TO EACH BENEFICIAL OWNER OF SHARES ON THAT DATE, COPIES OF EXHIBITS LISTED IN ITS FORM 10-K FOR 1996. ALL SUCH REQUESTS SHOULD BE DIRECTED
TO   MR.   ROBERT  C.  JOYNER,  CORPORATE  SECRETARY,   PARACELSUS   HEALTHCARE
CORPORATION, 515 W. GREENS ROAD, SUITE 800, HOUSTON, TEXAS 77067. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

                                   PROXY
                         PARACELSUS HEALTHCARE CORPORATION

     This proxy is solicited on behalf of the board of directors for the annual meeting of stockholders on May 28, 1997.

     The undersigned hereby appoints Robert C. Joyner and Suzanne S. Miskin, and any one of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Paracelsus healthcare Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 28, 1997, at the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas at 10:00 a.m. central daylight time (Houston time).

                         (Please date and sign on reverse side)

1. ELECTION OF DIRECTORS      NOMINEES: James A. Conroy and L. Stanton Tuttle

     FOR the election              WITHHOLD authority for all nominees listed
     (except as indicated below)
     [______]                      [______]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below).
________________________________________________________________________________


2. Ratification of appointment of Ernst & Young LLP, as the Company's auditors for 1997.

              FOR               AGAINST                 ABSTAIN
           [________]         [________]               [_______]

All as described in the Notice of Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

This proxy will be voted in accordance with the specifications made herein. If no contrary specification is made, it will be voted "FOR" each of the proposals set forth.

Dated this__________________day of ________________________, 1997.
________________________________________________________
________________________________________________________
Signature(s) stockholder(s)

Please sign exactly as your name appears on your stock certificate. When signing as as executor, administrator, trustee of other representative, please sign your full title. All joint owners should sign.

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.